EXHIBIT 23.1
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Able Laboratories, Inc. (the "Company") (formerly known as DynaGen, Inc.) of our report dated February 28, 2002, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.



                                          /s/ Wolf & Company, P.C.
                                          -----------------------------------
                                          WOLF & COMPANY, P.C.



Boston, Massachusetts
June 17, 2002